Exhibit 10.1
THE INDEBTEDNESS EVIDENCED OR SECURED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT DATED AS OF APRIL 29, 2011, AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME, MADE BY THE SUBORDINATED CREDITOR AND THE OBLIGORS REFERRED TO THEREIN IN FAVOR OF BANK LEUMI USA, AS AGENT FOR THE LENDERS, ALL AS REFERRED TO IN SUCH SUBORDINATION AGREEMENT.
SUBORDINATED TERM PROMISSORY NOTE

Amount: US$40,000,000	Dated: April 28, 2011
For value received, DELEK US HOLDINGS, INC. (the “Debtor”), a Delaware corporation, promises to pay to the order of DELEK PETROLEUM, LTD. (the “Lender”), an Israeli corporation, at 7, Giborei-Israel St., P.O.B. 8464, Netanya 42504, Israel, or at such other place as the Lender shall designate in writing: (i) the unpaid principal amount of forty million US dollars (US$40,000,000) on December 31, 2017 (the “Maturity Date”), (ii) principal amortization payments of six million US dollars (US$6,000,000) on June 30, 2012 and each anniversary thereof prior to the Maturity Date, (iii) interest on the unpaid balance (computed on the basis of a year consisting of 365 days) at a rate per annum equal to seven and one-quarter percent (7.25%) (net of withholding taxes) payable on each of the Maturity Date and the last day of each calendar quarter prior to the Maturity Date, and (iv) any withholding taxes due on said interest payments. In no event shall the rate of interest hereunder exceed the maximum interest permitted by applicable law. Payments of both principal and interest are to be made in lawful money of the United States unless the Lender agrees to another form of payment.
SECTION 1 PAYMENTS & USE
1.1 Optional Prepayment. At any time, Debtor may, at its option, without premium or penalty, prepay all or any part of the unpaid principal amount, together with any interest accrued thereon.
1.2 Day of Payment. Whenever any payment to be made hereunder shall become due and payable on a day which is not a Business. Day (as defined below), such payment may be made on the next succeeding Business Day and, in the case of any payment of principal, such extension of time shall in such case be included in computing interest on such payment. As used herein, “Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in the State of New York are authorized or required to close.
SECTION 2 DEFAULTS AND REMEDIES
2.1 Events of Default. Any of the following events shall constitute an event of default hereunder:
(a) if default shall be made in the due and punctual payment of the principal of this Note when the same shall become due and payable, whether on maturity or by acceleration or otherwise and such default shall continue uncured for a period of five (5) Business Days;
(b) if default shall be made in the due and punctual payment of any interest due on this Note when such interest shall become due and payable and such default shall continue uncured for a period of five (5) Business Days;

(c) if Debtor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the.material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties; or
(d) if, within sixty (60) days after the commencement of any proceeding against the Debtor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.
2.2 Remedies for Default. Upon the occurrence and continuance of any of the events set forth in clauses (c) or (d) of Section 2.1 above, this Note together with the interest accrued thereon shall become immediately due and payable, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Debtor. Upon the occurrence of any of the events set forth in clauses (a) or (b) of Section 2.1 above, the Lender may, by written notice to Debtor, declare the entire unpaid principal balance of this Note together with the interest accrued thereon to be immediately due and payable, without presentment, demand, protest, notice of protect or other notice of dishonor of any kind, all of which are hereby expressly waived by the Debtor. The Lender may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Note, or in aid of the exercise of any power granted herein or proceed to obtain judgment or any other relief whatsoever appropriate to the action or proceeding, or proceed to enforce any other legal or equitable right the Lender.
2.3 Rights and Remedies Cumulative. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Note, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.
2.4 Rights and Remedies Not Waived. No course of dealing between the Debtor and the Lender or any failure or delay on, the part of the Lender in exercising any rights or remedies of the Lender and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.
SECTION 3. FEES AND EXPENSES
The Debtors agree to pay all reasonable expenses of the Lender, including attorneys’ fees, incurred in connection with the enforcement of its rights hereunder.
SECTION 4. MISCELLANEOUS
4.1 Waivers. Presentment, demand, protest or other notice of any kind are all hereby waived with respect to this Note.
4.2 Modification. No modification or waiver of any provision of this Note and no consent by the Lender to any departure therefrom by the Debtor shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances.

4.3 Choice of Law. This Note shall be construed in accordance with and governed by the local laws of the State of New York applicable to contracts executed and to be performed in such State.
4.4 Benefit of Agreement: Assignment. This Note shall be binding upon the successors and assigns of the Debtor and inure to the benefit of the Lender and its successors, endorses and assigns.
4.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Lender upon any breach or default of the Debtor, shall impair any such right, power or remedy of the Lender nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach or default under this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing.
4.6 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Note are for reference only and are not to be considered in construing this Note.
4.7 Termination Prior to Maturity. The Debtor may terminate this Note by delivering written notice of termination to the Lender at any time and for any reason provided that, the effective date of any such early termination shall be deemed the Maturity Date.
In witness whereof, this Note has been executed and delivered on the date first above written by the undersigned Debtor.

DEBTOR: DELEK US HOLDINGS, INC.
/s/ Mark B. Cox
By: Mark B. Cox
Title:	EVP / CFO

/s/ Assaf Ginzburg
By: Assaf Ginzburg
Title:	EVP